UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 7, 2020

Global Net Lease, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-37390	45-2771978
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

650 Fifth Avenue, 30th Floor

New York, New York 10019

(Address, including zip code, of Principal Executive Offices)

Registrant’s telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, $0.01 par value	GNL	New York Stock Exchange
7.25% Series A Cumulative Redeemable Preferred Stock, $0.01 par value	GNL PR A	New York Stock Exchange
6.875% Series B Cumulative Redeemable Perpetual Preferred Stock, $0.01 par value	GNL PR B	New York Stock Exchange
Preferred Stock Purchase Rights		New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On October 7, 2020, Global Net Lease, Inc. (the “Company”) issued 14,300 restricted shares of the Company’s common stock to James L. Nelson, the Company’s chief executive officer and president, and 12,150 restricted shares of the Company’s common stock to Christopher J. Masterson, the Company’s chief financial officer, treasurer and secretary, as awards pursuant to the Company’s Amended and Restated Incentive Restricted Share Plan (the “Plan”).

The restricted shares will vest in 25% increments on each of the first four anniversaries of September 15, 2020. Except in connection with a change in control (as defined in the award agreement) of the Company, any unvested restricted shares will be forfeited if the employment of Mr. Nelson or Mr. Masterson with the Company’s advisor, Global Net Lease Advisors, LLC (the “Advisor”), terminates for any reason. Upon a change in control of the Company, 50% of the unvested restricted shares will immediately vest and the remaining unvested restricted shares will be forfeited.

The awards to Messrs. Nelson and Masterson were approved by the compensation committee of the Company’s board of directors upon recommendation of the Advisor. Concurrently with the awards to Messrs. Nelson and Masterson, the Company awarded a total of 105,575 restricted shares of the Company’s common stock pursuant to the Plan to other employees of the Advisor or its affiliates who are involved in providing services to the Company. The awards had identical vesting terms as the awards to Messrs. Nelson and Masterson and were made pursuant to previously disclosed authority delegated by the compensation committee to Edward M. Weil, Jr., a member of the Company’s board of directors. Mr. Weil is also the chief executive officer of and a non-controlling interest holder in the parent of the Advisor. Following these awards (together with the awards to Messrs. Nelson and Masterson), 217,975 additional restricted shares may be awarded pursuant to the delegation of authority to Mr. Weil. No awards may be made pursuant to this delegation of authority to anyone who is also a partner, member or equity owner of the parent of the Advisor, such as Mr. Weil.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL NET LEASE, INC.

Date: October 9, 2020	By:	/s/ James L. Nelson
Name: James L. Nelson
Title: Chief Executive Officer and President